As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONCERT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	20-4839882
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

99 Hayden Avenue, Suite 500

Lexington, MA 02421

(781) 860-0045

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger D. Tung, Ph.D.

President and Chief Executive Officer

99 Hayden Avenue, Suite 500

Lexington, MA 02421

(781) 860-0045

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Redlick, Esq. Lia Der Marderosian, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000	Glenn R. Pollner, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-193335

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, par value $0.001 per share	$16,100,000	$2,073.68

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Concert Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-193335), which was declared effective by the Commission on February 12, 2014, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 12th day of February, 2014.

CONCERT PHARMACEUTICALS, INC.

By:	/s/ Roger D. Tung
Roger D. Tung, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger D. Tung	Director, President and Chief Executive Officer (Principal Executive Officer)	February 12, 2014
Roger D. Tung, Ph.D.

/s/ Ryan Daws	Chief Financial Officer (Principal Financial Officer)	February 12, 2014
Ryan Daws

/s/ Pauline McGowan	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	February 12, 2014
Pauline McGowan

*	Chairman	February 12, 2014
Richard H. Aldrich

*	Director	February 12, 2014
Ronald W. Barrett, Ph.D.

*	Director	February 12, 2014
John G. Freund, M.D.

*	Director	February 12, 2014
Peter Barton Hutt

*	Director	February 12, 2014
Wilfred E. Jaeger, M.D.

*	Director	February 12, 2014
Helmut M. Schühsler, Ph.D.

*By	/s/ Roger D. Tung
Roger D. Tung, Ph.D.
Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193335) filed with the Commission on January 13, 2014 and incorporated in this registration statement by reference.